Exhibit 99.1

Contact:

John DePodesta

Executive Vice President

PRIMUS Telecommunications Group, Incorporated

(703) 902-2800

jdepodesta@primustel.com

PRIMUS TELECOMMUNICATIONS REPORTS RECORD THIRD QUARTER 2003
FINANCIAL RESULTS

•                  Record $328 Million Net Revenue in Third Quarter Grows 26% From Prior Year

•                  Record Gross Margin Rate of 40.4%, a 170 Basis Point Increase From Prior Quarter

•                  Record Income From Operations of $24 Million Grows 90% Sequentially From Prior Quarter

•                  Net Income of $6 Million and $0.06 Diluted Income Per Share in Third Quarter

•                  Raises 2003 Goals:

•                  Revenue Increase In Excess of 25% Over Prior Year

•                  Income From Operations Increased From $50 Million - $60 Million Range to $65 Million - $70 Million Range For Full Year 2003

•                  Diluted Income Per Share Increased From $0.38 - $0.42 Range to In Excess of $0.46 For Full Year 2003

McLean, VA. – November 4, 2003 – PRIMUS Telecommunications Group, Incorporated (Nasdaq:PRTL), a global telecommunications services provider offering an integrated portfolio of voice, Internet, data and hosting services, announced today record results for the third quarter 2003.

“I am delighted to report that, in the third quarter 2003, PRIMUS recorded net income of $6 million which did not include any significant benefit from currency transaction gains or debt reduction activities,” stated K. Paul Singh, Chairman and Chief Executive Officer.  “Our record $328 million of revenue in the third quarter – which represents our sixth consecutive quarter of revenue growth – places us on a trajectory to exceed our earlier-announced goal of between 20% to 25% revenue growth in 2003 over the prior year.  Foreign currency exchange rates were more stable as compared to the prior quarter, thus our sequential revenue growth in the third quarter was primarily organic,” Singh noted. “It was also significant that we posted a record $24 million of income from operations in the third quarter – 90% greater than the previous record which was set only in the prior quarter.  With this momentum, assuming stable currency exchange rates for the remainder of this year, we have raised our 2003 goal for income from operations to the $65 million to $70 million range from the $50 million to $60 million range.  Our earnings goal, assuming stable currency exchange rates and no adjustments relating to financing or other activities, has also been increased from the $0.38 to $0.42 range to in excess of $0.46 of diluted income per common share for the full year 2003.

“On September 15, 2003, PRIMUS successfully completed an offering of $132 million of 3.75% Convertible Senior Notes.  The net proceeds from that offering have been earmarked and used to reduce existing debt with higher interest rates.  As a result, we expect to save approximately $7 million per year in interest expense, and because we have retired earlier maturing debt, we have improved the Company’s liquidity,” Singh added.  “With these improvements to our balance sheet, combined with our strengthening operating performance, our key financial ratios continue to improve which should enable PRIMUS, at the appropriate time, to refinance remaining debt – particularly our high yield debt which has a blended interest rate of approximately 11.65% – at more favorable interest rates and further improve cash flow.  We also plan to continue our efforts to reduce further the leverage on the balance sheet in order to position the Company to take advantage of opportunities for growth.

“Our existing business model, is qualitatively differentiated from other players,” Singh stated.  “PRIMUS is geographically diversified in four major markets, with approximately 75% of our revenues derived from outside the United States.  We have a retail customer focus targeting consumers and small to medium-sized enterprises.  We concentrate on international services, where our global infrastructure, which we own and operate, provides us a competitive advantage.  With our global fixed line, data and VoIP networks deployed, our capital expenditures are primarily dedicated to support revenue initiatives.  In our core markets, there is abundant opportunity to grow just from increasing market share.  As the results attest, our business model is working.”

Third Quarter Financial Results

PRIMUS’s net revenue for the third quarter 2003 was $328 million, compared with $261 million for the third quarter 2002 and $320 million in the second quarter 2003.  “The 2.5% sequential revenue increase in the third quarter is primarily organic and is attributable to growth in our retail business.  The 26% year-over-year growth in net revenue reflects both retail business growth, and favorable foreign currency exchange rates,” stated Neil L. Hazard, Chief Operating Officer. Net revenue for the third quarter on a geographic basis was derived as follows: 40% from North America, 32% from Europe, and 28% from Asia-Pacific.  The mix of revenues by customer type in the third quarter was 82% retail (27% business and 55% residential) and 18% carrier, which declined from 20% of revenues in the second quarter 2003.  Data/Internet and VoIP revenues were $50 million in the third quarter, representing 15% of net revenue.

Gross margin for the third quarter 2003 was a record $132 million, reflecting the higher level of revenue, a greater percentage of retail revenue, and effective management of cost of revenue, compared with $90 million of gross margin in the third quarter 2002 and $124 million in the second quarter of 2003.  Gross margin for the third quarter 2003 as a percentage of net revenue was a record 40.4%, an increase of 600 basis points over 34.4% in the third quarter 2002, and 170 basis points over 38.7% in the second quarter 2003.

Selling, general and administrative (SG&A) expenses for the third quarter 2003 were $87 million, or 26.6% of net revenue, as compared to $64 million, or 24.4% of net revenue, for the third quarter 2002, and $89 million, or 27.9% of net revenue, for the second quarter 2003.

Income from operations was a record $24 million in the third quarter of 2003, a 310% increase from $6 million in the third quarter of 2002, and a 90% increase from $13 million recorded in the second quarter 2003.

PRIMUS’s net income in the third quarter 2003 was $6 million, compared with a loss of ($14) million in the third quarter of 2002.  The third quarter 2003 net income included a $1.4 million loss on early extinguishment of debt, a $2 million cost related to debt retirements, and an unrealized foreign currency transaction gain of $0.4 million.

Basic and diluted income per common share was $0.07 and $0.06, respectively, for the third quarter 2003, compared to a basic and diluted loss of ($0.22) per common share in the third quarter 2002.  Basic and diluted weighted average common shares outstanding for the third quarter 2003 were 88 million and 92 million, respectively.

Liquidity and Capital Resources

PRIMUS generated year-to-date cumulative cash from operating activities of $50 million through the end of the third quarter 2003, compared to $26 million from operating activities through the end of the third quarter 2002.  Cash, cash equivalents and restricted cash as of September 30, 2003 was $135 million as compared to $78 million at June 30, 2003, due in part to the September 15, 2003 issuance of $132 million of 3.75% Convertible Senior Notes due 2010.  During the third quarter 2003, the Company spent $5 million on capital expenditures, $18 million to reduce accounts payable and accrued expenses, and $77 million to reduce vendor and senior debt. Year-to-date capital expenditures through the end of the third quarter 2003 were $14 million as compared to our previously stated annual target of between $25 million and $30 million.

At the end of the third quarter 2003, PRIMUS had total long-term debt of $599 million. This was comprised of $132 million of Convertible Senior Notes,  $306 million of senior notes, $71 million of convertible debentures, and $90 million of vendor and other debt.  Subsequent to the end of the third quarter 2003, the Company spent $34 million to retire the remaining principal amount of senior notes due in 2004.

The Company intends to continue to pursue opportunities to raise additional debt, convertible and equity financing on favorable terms in order to take advantage of opportunities further to improve its liquidity, improve its profitability, strengthen its balance sheet, and accelerate its growth.  To this end and to provide the Company with flexibility to respond timely to market opportunities, the Company today filed a Form S-3 shelf registration with the Securities and Exchange Commission (SEC) for the issuance of up to an aggregate $200 million in common stock, preferred stock, debt securities, and/or warrants (“Shelf Registration”).

The Company and/or its subsidiaries will evaluate and determine on a continuing basis, depending upon market conditions and the outcome of events described as “forward-looking statements” in this release and its SEC filings, and future negotiations the Company may pursue with the holders of certain of its outstanding debt securities and instruments, the most efficient use of the Company’s capital, including investment in the Company’s network and systems, lines of business, potential acquisitions, purchasing, refinancing, exchanging or retiring certain of the Company’s outstanding debt securities in privately negotiated transactions, open market transactions or by other direct or indirect means to the extent permitted by its existing covenants.

Conversion of Series C Preferred Stock and Registration of Common Stock

The Company today received notice of the irrevocable election by certain affiliates of AIG Capital Partners, Inc., and an additional investor who hold all the outstanding shares of the Series C Convertible Preferred Stock (“Preferred Stock”) to convert their Preferred Stock into 22,616,990 shares of PRIMUS common stock.  Pursuant to the terms of the Certificate of Designation governing the Preferred Stock, the conversion was effective immediately prior to the close of business today.  As a consequence, the liquidation preference and certain other rights associated with the Preferred Stock have been eliminated.  Also, as a result of the conversion, based upon the closing price of the Company’s common stock on November 3, 2003, the Company’s equity market capitalization increased by approximately $200 million. The 22,616,990 shares of common stock are already included in the Company’s computation of basic and diluted income per common share.  In consideration for this voluntary conversion, the Company has agreed, subject to fiduciary duties, to permit the former holders of the Preferred Stock to nominate a candidate for election by stockholders to the Company’s board of directors and to nominate a board observer and to require that certain matters be determined by the board of directors by a majority vote of the non-management directors, in each case subject to maintaining specific ownership levels.

In addition, and to satisfy certain of its obligations under a registration rights agreement that the Company entered into in connection with the sale of the Preferred Stock, the Company today filed with the SEC a Form S-3 resale registration statement covering the 22,616,990 shares of common stock issued upon conversion of the Preferred Stock (“Resale Registration”).  In connection with such filing, certain security holders entered into a lock-up agreement with the Company which will generally prohibit the resale of 13.5 million of such shares during the 270-day period commencing November 4, 2003.

The Shelf Registration and the Resale Registration filed with the SEC have not yet become effective.  The securities relating to these registration statements may not be sold, nor may offers to buy be accepted, prior to the time the applicable registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

# # #

PRIMUS Telecommunications Group, Incorporated (NASDAQ: PRTL) is a global facilities-based telecommunications services provider offering international and domestic voice, Internet, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and western Europe.  PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 250 points-of-presence (POPs) throughout the world, ownership interests in over 23 undersea fiber optic cable systems, 19 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide.  PRIMUS also has deployed a global state-of-the-art broadband fiber optic ATM+IP network and data centers to offer customers Internet, data, hosting and e-commerce services.  Founded in 1994, PRIMUS is based in McLean, Virginia.

# # #

Statements in this press release concerning future revenue, income from operations, financing plans, cash flow, capital expenditures and growth, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: changes in business conditions; fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; adverse interest rate developments; whether we complete one or more financings; fluctuations in prevailing trade credit terms or revenues due to the adverse impact of, among other things, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting our large carrier customers; the possible inability to raise additional capital when needed, or at all; the inability to reduce, repurchase, exchange or restructure debt significantly, or in amounts sufficient to conduct regular ongoing operations; changes in the telecommunications or Internet industry; adverse tax rulings from applicable taxing authorities; digital subscriber line, Internet and telecommunications competition; changes in financial, capital market and economic conditions; changes in service offerings or business strategies; difficulty in migrating or retaining customers, including former Cable & Wireless customers associated with our recent acquisition of this customer base, or integrating other assets; difficulty in providing voice-over-Internet protocol services; changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate; restrictions on our ability to follow certain strategies or complete certain transactions as a result of our capital structure or debt covenants; risks associated with our limited DSL, Internet and Web hosting experience and expertise; entry into developing markets; the possible inability to hire and/or retain qualified sales, technical and other personnel, and to manage growth; risks associated with international operations; dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations; dependence on the implementation and performance of our global asynchronous transfer mode + Internet protocol communications network; adverse outcomes of outstanding litigation matters; and the outbreak or escalation of hostilities or terrorist acts and adverse geopolitical developments. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations.  Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made.  We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult the discussion of risks and uncertainties under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Short and Long-Term Liquidity Considerations and Risks”; and “– Special Note Regarding Forward-Looking Statements” contained in our quarterly report on Form 10-Q for the period ended June 30, 2003, as filed with the  Securities and Exchange Commission.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

NET REVENUE	$328,265	$260,533	$948,948	$756,444
COST OF REVENUE	195,804	170,782	582,190	498,244

GROSS MARGIN	132,461	89,751	366,758	258,200

OPERATING EXPENSES
Selling, general and administrative	87,280	63,570	254,146	187,084
Depreciation and amortization	21,160	20,096	62,713	60,067
Loss on sale of assets	—	—	804	—
Asset impairment write-down	—	233	537	570

Total operating expenses	108,440	83,899	318,200	247,721

INCOME FROM OPERATIONS	24,021	5,852	48,558	10,479

INTEREST EXPENSE	(16,692)	(17,562)	(46,691)	(52,085)
EQUITY INVESTMENT WRITE-OFF AND LOSS	—	(298)	—	(298)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OF DEBT	(1,382)	—	13,252	27,251
INTEREST INCOME AND OTHER INCOME	185	303	385	1,178
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	431	(674)	25,249	(392)

INCOME (LOSS) BEFORE INCOME TAXES	6,563	(12,379)	40,753	(13,867)
INCOME TAX BENEFIT (EXPENSE)	(728)	(1,989)	(3,681)	8,679

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	5,835	(14,368)	37,072	(5,188)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	(10,973)

NET INCOME (LOSS)	5,835	(14,368)	37,072	(16,161)
ACCRETED AND DEEMED DIVIDEND ON CONVERTIBLE PREFERRED STOCK	—	—	(1,678)	—
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$5,835	$(14,368)	$35,394	$(16,161)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) before cum. effect of change in acctg princ.	$0.07	$(0.22)	$0.41	$(0.08)
Cumulative effect of change in accounting principle	—	—	—	(0.17)
Income (loss)	$0.07	$(0.22)	$0.41	$(0.25)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) before cum. effect of change in acctg princ.	$0.06	$(0.22)	$0.40	$(0.08)
Cumulative effect of change in accounting principle	—	—	—	(0.17)
Income (loss)	$0.06	$(0.22)	$0.40	$(0.25)

WEIGHTED AVG. COMMON SHARES OUTSTANDING
Basic	88,009	64,870	86,234	64,536
Diluted	91,757	64,870	90,024	64,536

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED FINANCIAL DATA

(in thousands)

Balance Sheet Data

(unaudited)

September 30, 2003

Cash and cash equivalents	$122,751
Accounts receivable, net	190,979
Other current assets	29,455
TOTAL CURRENT ASSETS	343,185

Restricted cash	12,329
Property and equipment, net	329,319
Intangible assets, net	81,948
Other assets	16,607
TOTAL ASSETS	$783,388

Accounts payable	$100,770
Accrued interconnection costs	96,442
Accrued expenses and other current liabilities	91,122
Accrued interest	12,503
Current portion of long-term obligations	81,940
TOTAL CURRENT LIABILITIES	382,777

Non-current portion of long-term obligations	517,052
Other liabilities	1,826
TOTAL LIABILITIES	901,655

Stockholders' deficit	(118,267)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$783,388

Operational Data

(Three Months Ended September 30, 2003)

		Minutes of Use
Region	Net Revenue	International	Domestic	Total
North America	$131,783	545,391	838,568	1,383,959
Europe	103,242	678,734	206,523	885,257
Asia-Pacific	93,240	45,978	219,706	265,684
Total	$328,265	1,270,103	1,264,797	2,534,900